Exhibit 10.1

HIGH TRAIL CAPITAL LP

80 River Street, Suite 4C

Hoboken, NJ 07030

April 26, 2023

To:	Agrify Corporation
76 Treble Cove Road, Building 3
Billerica, MA 01862
Attention: Joshua Savitz, Esq., Associate General Counsel
Email: josh.savitz@agrify.com

Re:	Partial Debt Equitization

To the addressee listed above:

Reference is made to that certain Senior Secured Note due 2025 (as amended by that certain Amendment No.1 to Senior Secured Note, dated as of March 10, 2023, the “Note”), issued on August 19, 2022 by Agrify Corporation (“Agrify”) to High Trail Special Situations LLC (“High Trail” and together with Agrify, the “Parties”) issued pursuant to that certain Securities Exchange Agreement, dated as of August 18, 2022 (the “Exchange Agreement”) between Agrify and High Trail. The Note was previously issued to High Trail pursuant to a Securities Exchange Agreement, dated as of August 18, 2022, entered into by and between the Company and High Trail in exchange for a Senior Secured Note issued by the Company to High Trail on March 23, 2022. Accordingly, for purposes of Rule 144(d)(1), the holding period for the Note commenced on March 23, 2022. All capitalized terms used in this letter agreement, but not defined herein, shall have the meanings ascribed to such terms in the Note and the Exchange Agreement. The Parties hereby agree that in exchange for valuable consideration, the sufficiency of which is hereby acknowledged the Parties agree as follows:

1.	Securities Act Exemption. The Company and High Trail are executing and delivering this letter agreement in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

2.	Exchange of Debt for Equity. The Company shall on the second Trading Day following the date hereof (the “Closing Date”), in reliance upon the exemptions from securities registration afforded by Section 3(a)(9) of the 1933 Act, issue to High Trail, in exchange for $2,000,000.00 of the Principal Amount of the Note, 8,903,927 shares of Common Stock (the “Principal Exchange Shares”) and upon issuance, such shares will be without any restrictive legend and will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issuance thereof, with High Trail being entitled to all rights accorded to a holder of Common Stock with respect thereto and such Principal Exchange Shares shall be eligible to be offered, sold or otherwise transferred by the High Trail pursuant to Rule 144 under the Securities Act, without any requirements as to volume, manner of sale, availability of current public information. The Company shall cause its transfer agent to credit the Principal Exchange Shares to High Trail’s account with The Depositary Trust Company on the Closing Date.

3.	Securities Exchange Agreement. For purposes of the Securities Exchange Agreement, the Company and High Trail hereby agree that, from and after the Closing Date, (i) the Principal Exchange Shares shall constitute Securities (as defined in the Securities Exchange Agreement) and more specifically for purposes of Sections 3(b), 3(c), 3(d), 3(e) (except with respect to any matters disclosed in the filings made by the Company with the Securities and Exchange Commission prior to the date hereof), 3(g), 3(h), 3(i), 3(j), 3(ee), 3(hh), 3(jj), 3(rr), 3(ss), 3(tt), 4(e), 4(t), 5(b), 5(c), 5(e) and 9(e) of the Securities Exchange Agreement, shall constitute Underlying Shares, and (ii) this letter agreement shall constitute a Transaction Document. The Company represents that the representations and warranties of the Company set forth in Sections 3(b), 3(c), 3(d), 3(f), 3(e) (except with respect to any matters disclosed in the filings made by the Company with the Securities and Exchange Commission prior to the date hereof), 3(g), 3(h), 3(i), 3(j), 3(ee), 3(hh), 3(jj), 3(rr), 3(ss) and 3(tt) of the Securities Exchange Agreement are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which are true and correct in all respects) as of the Closing Date (except for representations and warranties that speak as of a specific date, which are true and correct as of such specific date). Except as set forth in the next sentence, High Trail represents that the representations and warranties of the Holders set forth in the Securities Exchange Agreement are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which are true and correct in all respects) as of the Closing Date (except for representations and warranties that speak as of a specific date, which are true and correct as of such specific date). Notwithstanding the preceding sentence, the Company acknowledges and agrees that the Principal Exchange Shares shall be eligible to be offered, sold or otherwise transferred by the High Trail pursuant to Rule 144 under the Securities Act, without any requirements as to volume, manner of sale, availability of current public information without High Trail providing the Company with any further assurances as to the availability of Rule 144 for any such offer, sale or transfer other than any customary Rule 144 representation letters required by the Company’s transfer agent or legal counsel.

4.	Material Non-Public Information. By no later than 9:15 a.m., New York City time on April 27, 2023, the Company shall file a Current Report on Form 8-K disclosing all the material terms of the transactions contemplated by this letter agreement (the “Form 8-K”). From and after the issuance of the Form 8-K, the Company shall have disclosed all material, nonpublic information (if any) provided to High Trail by the Company or any of its subsidiaries or any of their respective officers, directors, employees or agents and neither High Trail nor any of its officers, directors, employees or agents shall be in possession of any material, non-public information regarding the Company or any of its Subsidiaries.

5.	Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, in the event that the exchange of a portion of the Principal Amount of the Note for Principal Exchange Shares contemplated by this agreement would otherwise cause High Trail to beneficially own in excess of 4.99% of the outstanding shares of the Company’s Common Stock immediately after such exchange (“Beneficial Ownership Limitation”), the Company shall only issue (as instructed by High Trail) such number of Principal Exchange Shares to the Holder (at a rate of 4,452 Principal Exchange Shares per $1,000 portion of the Principal Amount of the Note) that would not cause High Trail to exceed the maximum number of shares of Common Stock permitted thereunder, with the balance to be held in abeyance until the balance (or portion thereof) may be issued in compliance with such limitations. High Trail shall provide a written notice of deemed exchange of a portion of the Principal Amount of the Note for Principal Exchange Shares (at a rate of 4,452 Principal Exchange Shares per $1,000 portion of the Principal Amount of the Note) pursuant to the terms hereof to the Company promptly when any additional Principal Exchange Shares may be issued in compliance with the Beneficial Ownership Limitation (including, without limitation, with respect to the balance of the Principal Exchange Shares when Holder holds less than the Beneficial Ownership Limitation).

The terms and provisions of the Note and the Securities Exchange Agreement are ratified and confirmed and remain in full force and effect. Any breach of the terms and conditions of this letter agreement by the Company will constitute an event of default under the Note and a breach of the Securities Exchange Agreement, as applicable. If the foregoing correctly sets forth the understanding between the Company and High Trail, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and High Trail.

[Remainder of Page Left Blank; Signature Page Follows]

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Sincerely,

HIGH TRAIL SPECIAL SITUATIONS LLC

By:	/s/ Eric Helenek
Name:	Eric Helenek
Title:	Authorized Signatory

ACKNOWLEDGED AND AGREED:

AGRIFY CORPORATION

By:	/s/ Raymond Chang
Name:	Raymond Chang
Title:	Chief Executive Officer

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